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                                                                    EXHIBIT 99.5

                          CONSENT OF PROPOSED DIRECTOR

     The undersigned hereby consents to the inclusion of his name in the Proxy Statement/Prospectus constituting a part of this Registration Statement on Form S-4 as a person to become a director of Fifth Third Bancorp following the consummation of the merger of Old Kent Financial Corporation with and into a wholly-owned subsidiary of Fifth Third.

                                          Signature:  /s/ DAVID J. WAGNER
                                                --------------------------------
                                                David J. Wagner

Date: December 14, 2000